Exhibit 99.2

Lincoln National Corporation

Offers to Exchange Any and All of Its Outstanding

7.00% Capital Securities due 2066 (CUSIP 534187 AS8) and

6.05% Capital Securities due 2067 (CUSIP 534187 AU3)

For an Equivalent Principal Amount of Subordinated Notes

and

Solicitation of Consents to Amend the Related Capital Securities Indentures

July 7, 2021

To Our Clients:

Enclosed for your consideration is the preliminary prospectus (as it may be amended or supplemented from time to time, the “Prospectus”) contained in the registration statement on Form S-4 (as it may be amended or supplemented from time to time, the “Registration Statement”), as filed with the SEC on July 7, 2021 relating to the Prospectus of Lincoln National Corporation, an Indiana corporation (the “Company,” “we,” “our” or “us”). The Company hereby offers to exchange for Subordinated Notes (as defined in the Prospectus) to be issued by the Company any and all Capital Securities (as defined in the Prospectus) from the registered holders thereof (each a “Holder”). Each offer to exchange (each, together with the corresponding consent solicitations, an “Exchange Offer” and collectively, the “Exchange Offers”) a series of Capital Securities is being made upon the terms and subject to the conditions set forth in the Prospectus. Subject to the terms and conditions described in the Prospectus, we intend to accept for exchange all Capital Securities validly tendered and not validly withdrawn on or prior to the Expiration Date if the Minimum Exchange Condition (as defined in the Prospectus) is satisfied. We may, at our option and in our sole discretion, waive any conditions, including the Minimum Exchange Condition (except the condition that the Registration Statement has been declared effective by the SEC) and we reserve the right to accept for exchange all Capital Securities validly tendered and not validly withdrawn on or prior to the Expiration Date. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 9, 2021, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). HOLDERS OF CAPITAL SECURITIES MUST TENDER AND NOT VALIDLY WITHDRAW THEIR CAPITAL SECURITIES AND ASSOCIATED CONSENTS ON OR PRIOR TO THE EXPIRATION DATE. To tender a series of Capital Securities in the Exchange Offers and deliver consents in the consent solicitations, Holders may tender their Capital Securities and thereby deliver the related consents pursuant to the applicable Exchange Offer on or before the Expiration Date if the conditions set forth in the Prospectus are met.

The enclosed materials are being forwarded to you as the beneficial owner of the Capital Securities held by us for your account but not registered in your name. A tender of such Capital Securities and delivery of the related consents may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Capital Securities in the Exchange Offers and deliver consents pursuant to the consent solicitations.

Accordingly, we request instructions as to whether you wish to tender any or all such Capital Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. If you wish to have us tender any or all of your Capital Securities, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Capital Securities and deliver the related consents.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus, we will not tender any of the Capital Securities or deliver any consents on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying preliminary prospectus (as it may be amended or supplemented from time to time, the “Prospectus”) contained in the registration statement on Form S-4 (as it may be amended or supplemented from time to time, the “Registration Statement”), as filed with the SEC on July 7, 2021, relating to the Prospectus of Lincoln National Corporation, an Indiana corporation (the “Company,” “we,” “our” or “us”). The Company hereby offers to exchange for Subordinated Notes to be issued by the Company any and all Capital Securities (as defined in the Prospectus) from the registered holders thereof (each, a “Holder”). Each offer to exchange (each, together with the corresponding consent solicitations, an “Exchange Offer,” and collectively, the “Exchange Offers”) a series of Capital Securities is being made upon the terms and subject to the conditions set forth in the Prospectus. Subject to the terms and conditions described in the Prospectus, we intend to accept for exchange all Capital Securities validly tendered and not validly withdrawn on or prior to the Expiration Date if the Minimum Exchange Condition (as defined in the Prospectus) is satisfied. We may, at our option and in our sole discretion, waive any conditions, including the Minimum Exchange Condition (except the condition that the Registration Statement has been declared effective by the SEC) and we reserve the right to accept for exchange all Capital Securities validly tendered and not validly withdrawn on or prior to the Expiration Date. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Capital Securities and deliver consents with respect to the Capital Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered and as to which Consents are Given*

*

Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered. By tendering your Capital Securities you will be deemed to have validly delivered your consent with respect to such tendered Capital Securities to the applicable Proposed Amendments.

If the undersigned instructs you to tender the Capital Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner of the Capital Securities, including but not limited to the representations that you (i) have full power and authority to tender, sell, assign and transfer Capital Securities tendered hereby and to deliver the consents, with respect to the Capital Securities, and that when such tendered Capital Securities are accepted for exchange and exchanged by the Company pursuant to the Exchange Offers, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, and (ii) for Holders of Capital Securities, either have full power and authority to consent to the Proposed Amendments or is delivering a validly executed consent from a person or entity having such power and authority.

SIGN HERE

Dated:

Signature(s):

Print Name(s):

Address:
(Please include Zip Code)

Telephone Number
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You: